Exhibit 99.1

WOODBRIDGE LIQUIDATION TRUST
Michael I. Goldberg, Liquidation Trustee
201 North Brand Boulevard, Suite 200
Glendale, California 91203

FOR IMMEDIATE RELEASE:

Contact:
Michael I. Goldberg, Liquidation Trustee
Woodbridge Liquidation Trustee
Tel:  1-310-765-1550

Woodbridge Liquidation Trust Announces Final Distribution of Forfeited Assets to Qualifying Victims1

GLENDALE, California – December 3, 2024 – As previously disclosed, on September 19, 2024, the Supervisory Board of Woodbridge Liquidation Trust (the “Trust”) approved a distribution in the amount of approximately $4,100,000 out of the net sales proceeds of the Trust’s remaining Forfeited Assets.  This distribution, which represents approximately $4.65 per $1,000 of Total Net Qualifying Victim Claims2, is being made solely to Qualifying Victims in accordance with the Trust’s agreement with the Department of Justice.  Qualifying Victims are expected to receive payments in respect of this distribution beginning on or about December 20, 2024. 3

Suspension of Interestholder4 Distributions; Developments Relating to Construction Defect Claim.

As also reported in the Trust’s filings with the Securities and Exchange Commission, in August 2023 the Trust suspended making Trust distributions to its Interestholders.  The suspension was made as a result of a construction defect claim asserted against one of the Trust’s subsidiaries (the “Development Entity”), by the buyer of a single-family home sold by the Development Entity.  The claim includes allegations of damage to a retaining wall, cracking and separation in various areas of the property, and other damage resulting from soil movement.

The scope of the potential damages relating to the alleged defect is currently unknown.  As a result, the Development Entity’s ultimate exposure to liability with respect to the construction defect claim is also unknown, and the Trust is unable to estimate the timing and amount of future distributions (if any) to Interestholders. As discussed further below, the Development Entity has asserted claims against third parties with respect to the construction defect claim.

1.        Potential Primary Liability of Third Parties.  To date, the Development Entity has completed an initial investigation of the construction defect claim and believes that all or substantially all of the alleged construction defects are largely attributable to design and construction work performed by third parties before the Development Entity acquired the subject property.  To that end, on May 28, 2024, the Development Entity filed suit against 13 different parties, including the prior owner of the property, contractors and other professionals involved in the development of the property and the construction of the home. The lawsuit seeks, among other relief, contribution from these parties for the costs that the Development Entity has incurred, and may incur, in connection with the investigation and repair of the alleged construction defects.  Based on further investigation after filing the complaint, the Development Entity dismissed without prejudice three defendants. This lawsuit is in its early stages, and as a result the outcome of this lawsuit cannot be predicted.

1 Qualifying Victims consist of the former holders of allowed Class 3 and 5 claims in the Chapter 11 bankruptcy of the Trust’s predecessor, and the permitted assigns of such holders, but do not include former holders of Class 4 claims. See the Trust’s filings with the Securities and Exchange Commission for additional information regarding the terms “Qualifying Victims” and “Forfeited Assets”.

2 Total Net Qualifying Victim Claims as of November 26, 2024 consist of the Net Allowed Class 3 and Class 5 Claims of approximately $881,540,000 and net unresolved Class 3 and Class 5 net claims of approximately $50,000.

3 By accepting distributions, Qualifying Victims submit under penalty of perjury that this distribution would not result in the receipt of funds in excess of the outstanding amount of their pecuniary loss.

4 The Trust has two classes of liquidation trust interests, Class A Liquidation Trust Interests and Class B Liquidation Trust Interests. The holders of Class A Interests and Class B Interests are collectively referred to as “Interestholders.”

2.         Potential Recoveries from Insurers.  The Development Entity has primary and excess coverage insurance policies covering risks arising out of the Development Entity’s development of the single-family home subject to the construction defect claim. The Development Entity tendered the claim to its primary insurer on June 28, 2023.  The primary insurer has agreed to defend the Development Entity subject to a reservation of rights, but has not agreed to indemnify the Development Entity, nor has it reimbursed the Development Entity for all of the out-of-pocket costs incurred to date, which the Development Entity asserts are covered by the primary policy.

On August 9, 2024, the Development Entity filed a lawsuit against its primary and excess insurers demanding that they defend and indemnify it against the construction defect claim.  The lawsuit seeks, among other relief, damages from the primary insurer for amounts the Development Entity has incurred, and may incur, in connection with the investigation and repair of the construction defect claim, as well as declaratory relief against both the primary and excess insurers.  The Trust and the primary insurer have agreed to stay the litigation until January 29, 2025, during which time the parties will seek informal resolution of the dispute. The Development Entity has also agreed to dismiss its claims against the excess insurer without prejudice and subject to a tolling agreement given that it is not yet clear that the excess policy will be triggered.

3.         Remediation Activities. The Development Entity’s engineering consultants are currently in the process of developing a multi-phase repair plan with respect to the property. The initial phase will include repair and remediation of a retaining wall.  On August 7, 2024, the Development Entity submitted a building permit application to the Los Angeles Department of Building and Safety (“LADBS”) for the retaining wall repair. During the permitting process, additional review and feedback from LADBS may be received in which case the Development Entity will need to further respond before the permit will be issued. Once the permit is issued, the Development Entity may proceed with the initial repair phase.  Following the initial retaining wall work, additional phases of repair and monitoring will be necessary to address other conditions; however, the scope of work, timing and costs for the additional phases of repair have not been determined.

The Development Entity is currently unable to estimate the ultimate cost necessary to complete the initial and subsequent phases of repairs, and these costs could be material. The Trust believes that all or a portion of these costs may ultimately be borne by third parties, including the Development Entity’s insurers, as described above.  The amount of the Development Entity’s ultimate exposure for the construction defect claim is currently unknown, and may be materially in excess of the amount that has been accrued on the Trust’s financial statements.

Interestholders are urged to review the Trust’s current and future filings with the Securities and Exchange Commission for additional information with respect to Trust distributions, the status of the construction defect claim described above, and the Trust’s pending litigation relating to the construction defect claim.

About Woodbridge Liquidation Trust:
Woodbridge Liquidation Trust is a Delaware statutory trust that, together with its wholly-owned subsidiary Woodbridge Wind-Down Entity LLC, was formed on February 15, 2019 to implement the terms of the First Amended Joint Chapter 11 Plan of Liquidation dated August 22, 2018 of Woodbridge Group of Companies, LLC and its Affiliated Debtors (the “Plan”). The purpose of the Trust is to prosecute various causes of action acquired by the Trust pursuant to the Plan, to litigate and resolve claims filed against the debtors under the Plan, to pay allowed administrative and priority claims against the debtors (including professional fees), to receive cash from certain sources and, in accordance with the Plan, to make distributions of cash to holders of interests in the Trust subject to the retention of various reserves and after payment of Trust expenses and administrative and priority claims. For more information, visit www.woodbridgeliquidationtrust.com.
Regarding Forward-Looking Statements:
This press release may contain forward-looking statements. Such statements include, without limitation, statements (other than historical facts) that address future plans, goals, expectations, activities, events or developments. The Trust has tried, where possible, to use words such as “anticipates”, “if”, “believes,” “estimates,” “plans,” “expects,” “intends,” “forecasts”, “initiative, “objective”, “goal, “projects”, “outlook”, “priorities”, “target”, “evaluate”, “pursue”, “seek”, “potential”, “continue”, “designed”, “impact”, “may”, “could”, “would”, “should”, “will” and similar expressions to identify forward-looking statements. Forward-looking statements are based on current expectations and are subject to substantial risks, uncertainties and other factors, many of which are beyond our control and not all of which can be predicted by the Trust. Forward-looking statements included in this press release include statements regarding the sources, amounts, timing, likelihood, and frequency of future distributions; liability with respect to the construction defect claim; potential liability of third parties; potential recoveries from insurers and remediation activities. Among other factors that may cause actual results to differ materially include the other risks identified and described in the Trust’s most recent filings with the U.S. Securities & Exchange Commission. Accordingly, the Trust cannot guarantee that any forward-looking statements will be realized, as actual results may differ materially from those identified or implied in any forward-looking statement. The Trust does not undertake a duty to publicly update or revise such forward-looking statements or other information contained herein, whether as a result of new information, subsequent events, circumstances, changes in expectations or otherwise.